UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 8, 2011

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-905	PPL Electric Utilities Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-0959590

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On July 8, 2011 PPL Electric Utilities Corporation ("PPL Electric" or the "Company") entered into Supplemental Indenture No. 11, dated as of July 1, 2011 ("Supplemental Indenture 11") with The Bank of New York Mellon, as Trustee ("Trustee"), supplementing and amending that certain Indenture, dated as of August 1, 2001 (the "Original Indenture", and as supplemented, including by Supplemental Indenture No. 11, the "Indenture") between the Company and the Trustee.  Bonds issued under the Indenture are secured by a mortgage lien on substantially all of PPL Electric’s distribution properties, and certain of its transmission properties, subject to customary exclusions and exceptions.  Supplemental Indenture No. 11 provides for the amendment of the Original Indenture to reduce the amount of new mortgage bonds issuable under the Indenture on the basis of property additions by reducing the ratio, or bonding ratio, of new bonds issuable on the basis of property additions to sixty-six and two-thirds per cent (66-2/3%).  The amendments will become effective the next time PPL Electric uses property additions for any purpose under the Indenture (including for the purpose of issuing additional bonds).  PPL Electric expects the amendments to become effective in the third quarter of 2011.

The foregoing description is qualified in its entirety by reference to Supplemental Indenture No. 11, a copy of which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

4.1 -
Supplemental Indenture No. 11, dated as of July 1, 2011, made and entered into by PPL Electric Utilities Corporation and The Bank of New York Mellon, as Trustee under the Indenture, dated as of August 1, 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL ELECTRIC UTILITIES CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

Dated:  July 13, 2011